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                                                                 EXHIBIT (h)4.7

                       SIXTH AMENDMENT TO CREDIT AGREEMENT

      THIS SIXTH AMENDMENT TO CREDIT AGREEMENT, dated as of March 1, 2005 (this "Amendment"), is entered into by and between Frank Russell Investment Company, as agent for certain funds listed on Schedule IV hereto, and State Street Bank and Trust Company, as Administrative Agent, Operations Agent and a Bank ("State Street"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

      WHEREAS, the Company, State Street and Bank of America, National Association have entered into a certain Credit Agreement dated as of December 30, 1999 (as heretofore amended, the "Credit Agreement"), which provides for the Banks to extend certain credit facilities to the Funds from time to time; and

      WHEREAS, as of December 22, 2004, Bank of America, National Association resigned as Administrative Agent, and State Street assumed the rights, duties and powers thereof; and

      WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto, intending to be legally bound, agree as follows:

   SECTION 1. AMENDMENTS. Effective as of the date hereof, Schedule IV of the Credit Agreement is hereby amended to state as set forth in Schedule IV hereto.

   SECTION 2. CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this Section 2 shall have been satisfied.

      2.1 Receipt of Documents. State Street shall have received all of the following documents duly executed, dated the date hereof or such other date as shall be acceptable to State Street, and in form and substance satisfactory to State Street:

      (a) Amendment. This Amendment, duly executed by the Company (as agent for the Funds), and State Street.

      (b) Certificate. A certificate, dated as of the date hereof, of the Secretary or the Assistant Secretary of the Company as to ;

            (i) resolutions of the Company's board of trustees then in full force and effect authorizing the execution, delivery and performance of this Amendment and each other Credit Document to be executed by it;

            (ii) the incumbency and signatures of those of its officers or agents authorized to act with respect to this Amendment and each other Credit Document executed by it; and

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            (iii) the fact that the agreements delivered by the Funds pursuant to Section 4.1(d) of the Credit Agreement constitute all such agreements between the Funds and the Adviser;

upon which certificate State Street may conclusively rely until it shall have received a further certificate from the Company cancelling or amending such prior certificate.

      (c) Opinion. An opinion, dated as of the date hereof and addressed to State Street, from Stradley Ronon Stevens & Young, LLP, counsel to the Funds, in form satisfactory to State Street, which the Company hereby expressly authorizes and instructs such counsel to prepare and deliver.

      (d) Borrowing Base. An initial Borrowing Base Certificate for each Fund becoming a party to the Agreement pursuant to this Amendment.

      (e) Prospectus. Copies of the most recent prospectus and statement of additional information for each Fund becoming a party to the Agreement pursuant to this Amendment.

      (f) Allocation Notice. A revised Allocation Notice.

      2.2 Payment of Fees. The Company shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable, together with Attorney Costs of State Street to the extent invoiced.

      2.3 Compliance with Warranties, No Default, etc. Both before and after giving effect to the effectiveness of this Amendment, the following statements by the Company shall be true and correct (and the Company, by its execution of this Amendment, hereby represents and warrants to State Street that such statements are true and correct as at such times):

      (a) the representations and warranties set forth in Article V of the Credit Agreement shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

      (b) no Default shall have then occurred and be continuing.

   SECTION 3. REPRESENTATIONS AND WARRANTIES. To induce State Street to enter into this Amendment, the Company represents and warrants to State Street as follows:

      3.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Company of this Amendment and each other Credit Document executed or to be executed by it in connection with this Amendment are within the Company's powers, have been duly authorized by all necessary action, and do not

      (a) contravene the Company's Organization Documents;

      (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Company or any Fund; or

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      (c) result in, or require the creation or imposition of, any Lien on any of the Company's or any Fund's properties.

      3.2 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Company of this Amendment or any other Credit Document to be executed by it in connection with this Amendment.

      3.3 Validity, etc. This Amendment constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

   SECTION 4. MISCELLANEOUS.

      4.1 Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Credit Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.

      4.2 Payment of Costs and Expenses. The Company agrees to pay on demand all expenses of State Street (including the fees and out-of-pocket expenses of counsel to State Street) in connection with the negotiation, preparation, execution and delivery of this Amendment.

      4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

      4.4 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

      4.5 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

      4.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

      5.7 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                      FRANK RUSSELL INVESTMENT
                                      COMPANY, as agent for the Funds listed in
                                      Schedule IV

                                      By________________________________________
                                        Title:__________________________________

                                       S-1
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                                      STATE STREET BANK AND TRUST
                                      COMPANY, as Administrative Agent, as
                                      Operations Agent and as a Bank

                                      By________________________________________
                                        Title:__________________________________

                                       S-2
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                                   SCHEDULE IV

                        FRANK RUSSELL INVESTMENT COMPANY

                  FUND

                  Equity I
                  Equity II
                  Equity Q
                  Fixed Income I
                  Short Duration Bond
                  Fixed Income III
                  International
                  Emerging Markets
                  Diversified Equity
                  Special Growth
                  Quantitative Equity
                  International Securities
                  Real Estate Securities
                  Diversified Bond
                  Multistrategy Bond
                  Select Value
                  Select Growth
                  Money Market
                  Tax Exempt Bond
                  U.S. Government Money Market
                  Tax Free Money Market
                  Aggressive Strategy
                  Balanced Strategy
                  Moderate Strategy
                  Conservative Strategy
                  Equity Aggressive Strategy
                  Tax-Managed Global Equity
                  Tax-Managed Large Cap
                  Tax-Managed Mid & Small Cap
                  Multi-Manager Principal Protected
                  2010  Strategy Fund
                  2020  Strategy Fund
                  2030  Strategy Fund
                  2040  Strategy Fund